UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2012

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey		08852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 997-4600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On September 28, 2012, Insmed Incorporated, a Virginia corporation (the “Company”), entered into securities purchase agreements with certain investors for their purchase of an aggregate of 6,304,102 shares of the Company’s common stock at a purchase price of $4.07 per share. The shares were offered and sold pursuant to a prospectus supplement, dated September 28, 2012, pursuant to the Company’s effective shelf registration statement on Form S-3 (SEC File No. 333-182124). In connection with the offering, the Company expects to receive gross proceeds of approximately $25.7 million. The closing of the sale and issuance of the Company’s securities in the offering is expected to take place on September 28, 2012, subject to the satisfaction of customary closing conditions.

The foregoing descriptions of the subscription agreements do not purport to be complete and are qualified in their entirety by the form of the subscription agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Company’s press release, dated September 28, 2012, announcing the offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 – Other Events.

The Company filed a free writing prospectus with the Securities and Exchange Commission in connection with the offering, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Pepper Hamilton LLP

10.1	Form Subscription Agreement

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

99.1	Press Release, dated September 28, 2012

99.2	Free Writing Prospectus

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2012

INSMED INCORPORATED

By:	/s/ Andrea Holtzman Drucker
Name:	Andrea Holtzman Drucker
Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

5.1	Opinion of Pepper Hamilton LLP

10.1	Form Subscription Agreement

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

99.1	Press Release, dated September 28, 2012

99.2	Free Writing Prospectus